THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into and effective as of November 1, 1997, by and between Peapod, Inc., a Delaware corporation (the "Company"), and John P. Miller ("Employee").

                  WHEREAS, effective as of the date hereof, the Company wishes to employ Employee and Employee wishes to accept employment with the Company.

                  NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the Company and the Employee hereby agree as follows:

                  1. Employment-At-Will Employee and the Company acknowledge and agree that Employee is an "employee-at-will" and that Employee and the Company each shall have the right to terminate Employee's employment with the Company at any time and for any reason, subject to Section 3 herein.

                  2. Confidentiality, Nonsolicitation and Noncompete Agreement. As a condition to Employee's employment by the Company, Employee agrees to enter into, effective as of the effective date of this Agreement, an "Employee Nonsolicitation and Noncompete Agreement" (hereinafter "Employee Confidentiality Agreement") in substantially the form attached hereto as Exhibit A, as it may be modified from time to time, and Employee agrees to comply fully with all of the terms and provisions of such Employee Confidentiality Agreement as if such terms and provisions were fully set forth in this Agreement. The covenants contained in the Employee Confidentiality Agreement and its subsequent modifications shall survive the expiration of this Agreement and the termination of Employee's employment with the Company, regardless of when or the reason for such termination, as set forth therein.

3. Severance Benefits. (a) If Employee is terminated by the Company for "Cause" (as hereinafter defined), Employee shall receive Employee's then current annual base salary through the date of termination (subject to any applicable payroll or other taxes required to be withheld). Employee shall not be eligible to receive any additional benefits or payments, pro rata or otherwise, under any other Company compensation plans, including bonus, commission, or stock compensation. "Cause" as used herein shall mean: if, in the Company's reasonable determination: Employee "grossly neglects" (as hereinafter defined) his or her duties; Employee engages in "misconduct" (as hereinafter defined); or Employee refuses to sign or violates any confidentiality, non-competition, non-solicitation, or intellectual property agreement. "Gross neglect" means the failure in any material respect to perform the essential functions of Employee's job or the failure to carry out the Company's reasonable directions with respect to material duties. "Misconduct" means: embezzlement or misappropriation of corporate or other funds, theft from any grocer or other supplier or vendor of the Company, or other acts of fraud, dishonesty, theft, or self-dealing, whether directed at the Company or otherwise; willful refusal to perform assigned duties; material violation of significant Company policy(ies) or practice(s); significant violation of any statutory, regulatory, or common law duty of loyalty to the Company; drug usage (not administered under and in accordance with medical supervision) or habitual intoxication; or indictment for a felony.

                  (b) If Employee terminates Employee's employment with the Company for any reason, Employee shall provide the Company with 2 weeks (14 calendar days) written notice thereof ("Notice Period"). Upon receipt of such written notice, the Company may accelerate the date of Employee's termination. In the event that the Company accelerates Employee's date of termination, Employee shall receive his or her then current annual base salary payments for the balance of the two-week Notice Period (subject to any applicable payroll or other taxes required to be withheld). Employee shall not be eligible to receive any additional payments or benefits, pro rata or otherwise, under any other Company compensation plans, including bonus, commission, or stock compensation.

                  (c) If  Employee is  terminated  by the Company for any reason other than for "Cause" (as defined above), Employee shall be entitled to (i) payments equivalent to 12 months of his or her then current annual base salary (subject to any applicable payroll or other taxes required to be withheld) and
(ii) pro rata participation (as defined below) in the Company's bonus compensation plans for which Employee was eligible immediately prior to such termination. Such amount(s) shall be paid at such interval(s) as they would otherwise be paid. Any requirement of the Company that the Employee be based anywhere other than Evanston, Illinois, Skokie, Illinois, or outside a 30-mile radius of such locations, without "Cause" existing at such time, shall be deemed a termination of Employee other than for "Cause."

                  (d) Employee's employment shall terminate automatically upon Employee's death. Employee or his or her estate shall receive Employee's then current base salary payments through the date of termination and pro rata participation in the Company's bonus compensation plans for which Employee was eligible immediately prior to such termination. Such amount(s) shall be paid at such interval(s) as they would otherwise be paid.

                  (e) Upon Employee's Incapacity (as defined herein), the Company may terminate Employee's employment with thirty days notice. Incapacity shall mean such physical or mental condition, or combination of conditions, of the Employee which exists for at least 26 weeks, either continuously or over a 52-week period and which, in the reasonable opinion of the Company, renders Employee incapable of performing the essential functions of his or her position with or without reasonable accommodation. Employee agrees to submit to any reasonable medical examination(s) as may be directed by the Company for the purpose of determining the existence of the Incapacity. During the 26 weeks and through the date of termination, Employee shall receive (i) base salary payments reduced by amounts Employee receives pursuant to any Company plan or policy because of the physical or mental condition, or combination of conditions, underlying the Incapacity and (ii) pro rata participation in the Company's compensation plans, including bonus, commission, or stock compensation for which Employee was eligible immediately prior to such termination. Such amount(s) shall be paid at such interval(s) as they would otherwise be paid. The Company also reserves the right to terminate Employee's employment under other provisions of this Section 3 as may be applicable during the period of Incapacity, except that the Incapacity shall not be the basis of a termination for gross neglect under Section 3(a).

                  (f) As used in this Agreement, "pro rata participation" in any Company compensation plan shall mean the percentage share derived by dividing Employee's duration of employment within the compensation period, as determined by the particular compensation plan, in which Employee's employment terminates by that total compensation period.

                  (g) The severance benefits provided hereunder shall be the total severance benefits to which Employee is entitled and shall be in lieu of, and not in addition to, any other severance plan, policy, or arrangement of the Company or previously agreed to by Employee and the Company.

                  4. Notices. Any notice or request required or permitted to be given hereunder must be, and shall be sufficient if, in writing and delivered personally or if sent by registered or certified mail, return receipt requested, as follows: if to the Employee, to the address of Employee as set forth in the records of the Company, and if to the Company, to 9933 Woods Drive, Skokie, Illinois 60077, Attention: President, or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery or such mailing thereof, as the case may be.

                  5. Authority; No Conflict. Employee expressly represents and warrants to the Company that Employee has full and sole right and authority to execute and deliver this Agreement and to comply with the terms and provisions hereof and that the execution and delivery of this Agreement and compliance with the terms and provisions hereof by Employee will not conflict with or result in a breach of the terms, conditions, or provisions of any other agreement, restriction, or obligation by which the Employee is bound or will become bound.

                  6. Assignment and Succession. This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective legal representatives, legatees, distributees, heirs, and successors and assigns. Employee acknowledges that the services Employee renders pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of Employee's rights contained in this Agreement or delegate any of Employee's job duties or any duties under this Agreement. The Company may assign its rights, duties, or obligations under this Agreement to a purchaser or transferee of all, or substantially all, of the Company's assets.

                  7. Applicable Law. This Agreement, and any claim or controversy arising out of or relating to this Agreement, shall at all times be construed, interpreted, and enforced in accordance with, and be governed by, the internal laws (as opposed to conflict of laws provisions) of the State of Illinois.

                  8. Severability. Whenever possible, each provision of this Agreement will be construed and interpreted in such manner as to be effective and valid under applicable law. In the event that any provision or any part of a provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

                  9. Waiver, Etc. The waiver of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other or a subsequent breach. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party, shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder or to any other person shall not otherwise alter or affect any power, remedy, or right of any other party, or obligations of the party to whom such extension or indulgence is granted except as specifically waived.

                  10. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its National Rules for the Resolution of Employment Disputes, to the extent not inconsistent with this provision or the provision designating the internal laws of Illinois as the law governing any controversies, claims, or breaches of this Agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Chicago, Illinois before a single arbitrator. The parties shall select an arbitrator by mutual agreement from a panel of arbitrators experienced in arbitrating employment disputes proposed by AAA. If the parties are unable to agree on an arbitrator, AAA shall select an arbitrator in accordance with its procedures. Nothing herein shall preclude the Company from seeking and/or obtaining injunctive relief from a court of competent jurisdiction and/or in arbitration pursuant to the Employee Confidentiality Agreement required hereunder to be executed by the Employee.

                  11. Entire Agreement. This Agreement, together with the Employee Confidentiality Agreement and its later modifications, contain the entire agreement of the parties relating to the subject matter hereof including, but not limited to, any previous written agreements concerning Employee's employment with the Company. This agreement may not be modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, waiver, extension, or discharge is sought.

                  12. Termination. This Agreement shall terminate on the third anniversary of its effective date ("Agreement Termination Date") and shall thereafter be of no further force or effect; provided, however, that if upon the Agreement Termination Date, the Company does not have a severance pay policy in effect under which Employee would be eligible to receive severance benefits in the event of Employee's termination without cause, then Employee shall be entitled to receive severance benefits consistent with paragraph 3(c) of this Agreement if terminated without cause.

THE PARTIES HERETO AGREE TO THE TERMS HEREOF AND AGREE TO BE BOUND BY THEM AND TO ADHERE TO THEM IN GOOD FAITH.

EMPLOYEE                                    NEW PEAPOD, INC.



/s/ John P. Miller                       By:  /s/ John C. Walden
Name:    John P. Miller                       Name:  John C. Walden
                                              Title: Chief Operating Officer